Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-191925) on Form N-2 of FS Investment Corporation III of our reports dated March 10, 2017 and March 27, 2017, relating to our audits of the consolidated financial statements, effectiveness of internal control over financial reporting, and financial statement schedule, appearing in the Registration Statement.

We also consent to the reference to our firm under the headings “Senior Securities” and “Experts” in such Registration Statement.

/s/ RSM US LLP

Blue Bell, Pennsylvania

April 27, 2017